UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2005

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On June 7, 2005, on our management’s recommendation, the Audit Committee of our Board of Directors concluded that, due to the need to restate our pro forma stock-based compensation disclosures in the notes to our consolidated financial statements, our annual consolidated financial statements for each of the three years in the period ended October 31, 2004, and the interim consolidated financial statements during fiscal years 2003 and 2004 and for the quarter ended January 31, 2005, should no longer be relied upon. During those periods, our disclosures of pro forma stock-based compensation expense, pro forma net earnings (loss), and pro forma basic and diluted net earnings (loss) per share were incorrect, primarily related to the treatment of stock option forfeitures and recognition of related tax benefits. The impact of the related restatements is expected to increase the pro forma net earnings and pro forma net earnings per share amounts (or decrease the pro forma net loss and pro forma net loss per share amounts) previously reported in those periods.

In our Form 10-Q for the quarterly period ended April 30, 2005, we will restate amounts reported for the three and six months ended April 30, 2004 and the three months ended January 31, 2005. We intend to restate the disclosures for all periods presented in our Form 10-K for the fiscal year ended October 31, 2004, through an amendment to our Form 10-K. We currently expect to file such amendment by approximately June 30, 2005. Our management and the Audit Committee have discussed the nature of the errors and the decision to restate the financial statements with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

In our Form 10-Q for the quarterly period ended April 30, 2005, we expect to report a material weakness in our internal controls over accounting for pro forma stock-based compensation expense required to be disclosed under SFAS No. 123, "Accounting for Stock-Based Compensation."

We have implemented additional processing and review procedures to ensure the proper accounting for pro forma stock-based compensation expense. We also plan to implement a software package that will assist with more effective tracking of employee stock option activity and the calculations of stock-based compensation. By implementing these internal control improvements, we expect to remediate this material weakness before October 31, 2005, which is our required compliance date under Section 404 of the Sarbanes-Oxley Act of 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

June 9, 2005	By:	Laurence L. Betterley

Name: Laurence L. Betterley
Title: Senior Vice President and Chief Financial Officer